UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2022

ALX ONCOLOGY HOLDINGS INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39386	85-0642577
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

323 Allerton Avenue, South San Francisco, California		94080
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 466-7125

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ALXO	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 27, 2022, ALX Oncology Holdings Inc., a Delaware corporation (the “Company”), entered into a loan and security agreement (the “Loan Agreement”) among Oxford Finance LLC, as collateral agent (“Agent”), and Oxford Finance LLC, Oxford Finance Credit Fund II LP, and Silicon Valley Bank, as the lenders from time to time party thereto (“Lenders”), ALX Oncology Inc., a Delaware corporation (“ALX”), Alexo Therapeutics International, an exempted company incorporated with limited liability under the laws of the Cayman Islands (“Alexo”), and Sirpant Therapeutics, an exempted company incorporated with limited liability under the laws of the Cayman Islands (“Sirpant” and, together with ALX and Alexo, the “Borrowers”), and the Company as a guarantor. The Loan Agreement provides for a secured term loan facility in an aggregate principal amount of up to $100 million, of which $25 million is subject to the Lender’s sole discretion.

Pursuant to the Agreement, Borrowers received funding of $10 million of an initial $50 million tranche at closing, with the remaining $40 million available through the end of 2023. The Borrowers have access up to an additional $50 million in three additional tranches, with $12.5 million available in each of two tranches based upon the achievement of milestones related to the development of evorpacept and one pre-clinical product candidate, and $25 million available at the Lenders’ sole discretion. The proceeds of the loans may be used by the Borrowers for working capital and to fund their general business requirements.

The term loans mature on October 1, 2027. The term loans begin to amortize in equal monthly installments beginning on December 1, 2025. However, if either of the milestone related tranche term loans are funded, then the term loans will begin to amortize in equal monthly installments beginning on December 1, 2026.

The term loans accrue interest at a floating rate equal to (a) the greater of (i) 1-month term SOFR and (ii) 2.33%, plus (b) 6.25%. The minimum per annum interest rate is 8.58%. Interest on the term loans is payable monthly in arrears. The term loans once repaid or prepaid may not be reborrowed. The term loans may be prepaid in full, or in part in increments of $10 million. The Borrowers are required to pay a prepayment fee of 3.0% for prepayments of term loans made in the first year after funding of such term loans, 2.0% for prepayments of term loans made in the second year after funding of such term loans, 1.0% for prepayments of term loans made in the third year after funding of such term loans and no prepayment fees thereafter. Upon the earlier of prepayment or maturity of any term loan, the Borrowers are required to pay a fee of 6.00% of the original principal amount of such funded term loan. The Borrowers are also obligated to pay other customary fees for a loan facility of this size and type.

The Borrowers’ obligations under the Loan Agreement are secured by substantially all of the Borrowers’ and the Company’s assets, with a negative pledge on intellectual property, and will be guaranteed by its future subsidiaries, subject to certain limitations. Upon the outstanding balance of the term loans reaching $75 million or greater, the Borrowers’ and the guarantors’ intellectual property will become collateral. The Company and its subsidiary ALX Oncology Limited have guaranteed the Borrowers’ obligations under the Loan Agreement.

The Loan Agreement contains customary affirmative and negative covenants, including covenants limiting the ability of the Borrowers and their subsidiaries to, among other things, dispose of assets, effect certain mergers, incur debt, grant liens, pay dividends and distributions on their capital stock, make investments and acquisitions, and enter into transactions with affiliates, in each case subject to customary exceptions for a loan facility of this size and type.

The events of default under the Loan Agreement include, among others, payment defaults, material misrepresentations, breaches of covenants, cross defaults with certain other material indebtedness, bankruptcy and insolvency events, and judgment defaults. The occurrence of an event of default could result in the acceleration of the Borrowers’ obligations under the Loan Agreement, the termination of the Lenders’ commitments, a 5.0% increase in the applicable rate of interest and the exercise by the Lender of other rights and remedies provided for under the Loan Agreement.

The foregoing description of the Loan Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Loan Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

On October 31, 2022, the Company issued a press release announcing the Loan Agreement. The press release is attached hereto as Exhibit 99.1. The information included in the press release in Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act of 1934, as amended.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information related to the Loan Agreement set forth in Item 1.01 above is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1*

Loan and Security Agreement, dated as of October 27, 2022, among Oxford Finance LLC, as collateral agent, the lenders from time to time party thereto, ALX Oncology Inc., Alexo Therapeutics International, and Sirpant Therapeutics, each as a borrower, and ALX Oncology Holdings Inc., as guarantor

99.1	Press Release issued by the Company dated October 31, 2022

104	Cover Page Interactive Data File (formatted as Inline XBRL)

* Certain confidential information contained in this document, marked by [***], has been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both (i) not material and (ii) the type of information that the registrant treats as private or confidential.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALX ONCOLOGY HOLDINGS INC.

Date: October 31, 2022	By:	/s/ Peter Garcia
Peter Garcia
Chief Financial Officer and Secretary